Exhibit 99.1

SUPERVALU Reports Third Quarter Fiscal 2014 Results

Third quarter highlights:

  Save-A-Lot corporate store ID sales positive 5.4%
  Save-A-Lot network ID sales positive 1.7%
  Operating earnings increase in all segments compared to last year’s third quarter

MINNEAPOLIS--(BUSINESS WIRE)--January 9, 2014--SUPERVALU INC. (NYSE: SVU) today reported third quarter fiscal 2014 net sales of $4.01 billion and net earnings of $31 million, or $0.12 per diluted share.

Net earnings from continuing operations for the third quarter of fiscal 2014 were $32 million, or $0.12 per diluted share, and included $3 million in after-tax net charges and costs comprised of a multi-employer pension plan withdrawal charge, asset impairment, contract breakage, and other costs, offset in part by a gain from the sale of a property and the reduction of previously accrued severance costs. When adjusted for these items, third quarter fiscal 2014 net earnings from continuing operations were $35 million, or $0.13 per diluted share. Net loss from continuing operations for last year’s third quarter was $15 million, or $0.07 per diluted share, which included $1 million in after-tax net charges primarily related to store closure and severance charges offset in part by a gain related to a cash settlement from credit card companies. When adjusted for these items, last year’s third quarter net loss from continuing operations was $14 million, or $0.07 per diluted share. Net loss from discontinued operations in the third quarter of fiscal 2014 was $1 million. [See tables 1-4 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release.]

"Although we are less than a year removed from the sale of five of our retail banners, SUPERVALU has made positive strides in all three of our business segments to better position the company for financial growth and improved shareholder value," said Sam Duncan. "Although we still have work to do to improve our sales trajectory, I am pleased with the accomplishments we made within our operations this quarter and look forward to completing my first fiscal year leading this company."

Third Quarter Results – Continuing Operations

Third quarter net sales were $4.01 billion compared to $4.05 billion last year, a decrease of 1.0 percent. Identical store sales in the Save-A-Lot network were positive 1.7 percent. Identical store sales for corporate stores within the Save-A-Lot network were positive 5.4 percent. Identical store sales in the Retail Food segment were negative 1.9 percent. Total sales within the Independent Business segment decreased 3.7 percent. Fees earned under the Transition Services Agreements (“TSA”) in the third quarter were $48 million compared to $10 million last year.

Gross profit for the third quarter was $569 million, or 14.2 percent of net sales, and included a $3 million pre-tax multi-employer pension plan withdrawal charge. When adjusted for this charge, gross profit for the third quarter was $572 million, or 14.3 percent of net sales. Last year’s third quarter gross profit was $530 million, or 13.1 percent of net sales. The increase in gross profit compared to last year was primarily driven by incremental fees earned under the TSA and the benefits of lower infrastructure costs.

Selling and administrative expenses in the third quarter were $464 million, or 11.6 percent of net sales, and included $1 million in net pre-tax charges primarily related to asset impairment and contract breakage costs partially offset by a gain from the sale of a property and reduction of previously accrued severance costs. When adjusted for these net charges, selling and administrative expenses were $463 million, or 11.6 percent of net sales. Selling and administrative expenses in last year’s third quarter were $500 million, or 12.4 percent of net sales, and included $2 million of net pre-tax charges primarily related to store closure charges and severance costs, offset in part by a gain related to a cash settlement from credit card companies. When adjusted for these net charges, last year’s third quarter selling and administrative expenses were $498 million, or 12.3 percent of net sales. The decline in selling and administrative expenses compared to last year was primarily driven by the benefits of cost reduction initiatives, including lower depreciation expense. Selling and administrative expenses in all periods no longer include a reduction attributable to TSA fees earned.

Net interest expense for the third quarter was $52 million compared to $63 million last year. The decrease in interest expense was primarily driven by lower average rates and lower outstanding balances on the Company’s senior notes.

SUPERVALU’s income tax expense was $21 million, or 39.6 percent of pre-tax earnings, for the third quarter, compared to an income tax benefit of $18 million, or 53.7 percent of pre-tax loss in last year’s third quarter.

Independent Business

Third quarter Independent Business net sales were $1.91 billion compared to $1.99 billion last year, a decrease of 3.7 percent, primarily due to lower sales to existing customers, including military, and two larger lost customers partly offset by net new business.

Independent Business operating earnings in the third quarter were $53 million, or 2.8 percent of net sales, and included $4 million of net pre-tax charges related to a multi-employer pension plan withdrawal charge, asset impairment, and other net charges, offset in part by a gain from the sale of a property. When adjusted for these net charges, Independent Business operating earnings in the third quarter were $57 million, or 3.0 percent of net sales. Last year’s Independent Business operating earnings in the third quarter were $51 million, or 2.6 percent of net sales, and included $1 million in pre-tax severance charges. When adjusted for this charge, Independent Business operating earnings in last year’s third quarter were $52 million, or 2.7 percent of net sales. The increase in Independent Business adjusted operating earnings was primarily attributable to a higher level of professional services income and strong expense management.

Save-A-Lot

Third quarter Save-A-Lot net sales were $991 million compared to $966 million last year, an increase of 2.6 percent, reflecting the impact from network identical store sales of positive 1.7 percent. Identical store sales for corporate stores within the Save-A-Lot network were positive 5.4 percent.

Save-A-Lot operating earnings in the third quarter were $40 million, or 4.1 percent of net sales. Last year’s Save-A-Lot operating earnings in the third quarter were $27 million, or 2.7 percent of net sales, and included $10 million in pre-tax charges primarily related to store closure charges. When adjusted for these charges, Save-A-Lot operating earnings in last year’s third quarter were $37 million, or 3.8 percent of net sales. The increase in Save-A-Lot adjusted operating earnings was primarily attributable to the benefits of cost reduction initiatives.

Retail Food

Third quarter Retail Food net sales were $1.06 billion compared to $1.09 billion last year, a decline of 2.6 percent, primarily reflecting identical store sales of negative 1.9 percent.

Retail Food operating earnings in the third quarter were $24 million, or 2.2 percent of net sales, and included $1 million in pre-tax income related to a reduction of previously accrued severance costs. When adjusted for this item, Retail Food operating earnings in the third quarter were $23 million, or 2.2 percent of net sales. Last year’s Retail Food operating earnings were $17 million, or 1.5 percent of net sales, and included a $10 million pre-tax gain related to a cash settlement from credit card companies partly offset by a $1 million pre-tax asset impairment charge. When adjusted for these items, last year’s Retail Food operating earnings in the third quarter were $8 million, or 0.7 percent of net sales. The increase in Retail Food adjusted operating earnings was primarily driven by the benefit of cost reduction initiatives, including lower depreciation expense.

Corporate

Third quarter fees received under the TSA were $48 million compared to $10 million last year, reflecting a higher number of stores and distribution centers covered under the agreements and $4 million of the one-year transition fee earned under the TSA. Net Corporate operating loss in the third quarter was $12 million and included a $1 million pre-tax contract breakage charge. When adjusted for this item, net Corporate operating loss in the third quarter was $11 million. Last year’s net Corporate operating loss in the third quarter was $65 million. The reduction in Corporate operating loss was primarily driven by incremental fees received under the TSA, which covered administrative costs remaining in continuing operations, and cost reduction initiatives. Last year’s loss included administrative costs of the disposed operations that were not covered by the previous TSA.

Cash flows – Continuing Operations

Year-to-date fiscal 2014 net cash flows used in operating activities were $172 million compared to $22 million last year, reflecting higher cash tax payments and working capital in the current year. Year-to-date net cash flows used in investing activities were $42 million compared to $192 million last year, reflecting lower levels of capital expenditures. Year-to-date net cash flows provided by financing activities were $147 million compared to $42 million last year, reflecting proceeds received from the issuance of common stock to Symphony Investors net of payments for debt financing costs.

Discontinued Operations

On January 10, 2013, the Company announced it had reached a definitive agreement for the sale of five retail grocery banners (Albertsons, Acme, Jewel-Osco, Shaw’s and Star Market). This transaction was completed on March 21, 2013. The results from these banners are presented as discontinued operations for all periods and include the operating results and charges related to these stores.

Conference Call

A conference call to review the third quarter results is scheduled for 7:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay go to the "Investors" link and click on "Presentations and Webcasts."

About SUPERVALU INC.
SUPERVALU Inc. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $17 billion. SUPERVALU serves customers across the United States through a network of 3,358 stores composed of 1,834 independent stores serviced primarily by the Company’s food distribution business, 1,334 Save-A-Lot stores, of which 954 are operated by licensee owners; and 190 traditional retail grocery stores. Headquartered in Minnesota, SUPERVALU has approximately 35,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, impact of economic conditions, labor relations issues, escalating costs of providing employee benefits, regulatory matters, food and drug safety issues, self-insurance, legal and administrative proceedings, information technology, severe weather, natural disasters and adverse climate changes, tax matters, the continuing review of goodwill and other intangible assets, accounting matters, the effect of the sale of the New Albertsons banners, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In millions, except per share data)	Fiscal Quarter Ended		Fiscal Quarter Ended
	November 30, 2013		December 1, 2012
	(12 weeks)	% of Net sales	(12 weeks)	% of Net sales

Net sales(1)	$4,012	100.0%	$4,051	100.0%
Cost of sales	3,443	85.8%	3,521	86.9%
Gross profit(1)	569	14.2%	530	13.1%
Selling and administrative expenses(1)	464	11.6%	500	12.4%
Operating earnings	105	2.6%	30	0.7%
Interest expense, net	52	1.3%	63	1.5%
Earnings (loss) from continuing operations before income taxes(2)	53	1.3%	(33)	(0.8)%
Income tax provision (benefit)	21	0.5%	(18)	(0.4)%
Net earnings (loss) from continuing operations(2)	32	0.8%	(15)	(0.4)%
(Loss) income from discontinued operations, net of tax	(1)	(0.1)%	31	0.8%
Net earnings	$31	0.8%	$16	0.4%

Basic net earnings per share:
Net earnings (loss) per share from continuing operations	$0.13		$(0.07)
Net (loss) earnings per share from discontinued operations	$(0.01)		$0.15
Net earnings per share	$0.12		$0.08

Diluted net earnings per share:
Net earnings (loss) per share from continuing operations(2)	$0.12		$(0.07)
Net (loss) earnings per share from discontinued operations	$(0.01)		$0.15
Net earnings per share	$0.12		$0.08

Dividends declared per share	$-		$-

Weighted average number of shares outstanding:
Basic	259		212
Diluted	262		214

(1)	During the second quarter of fiscal 2014, the Company revised its presentation of fees earned under its transition services agreements. The Company historically presented fees earned under its transition services agreements as a reduction of Selling and administrative expenses. The presentation of such fees earned has been revised and are now reflected as revenue, within Net sales of Corporate, for all periods. The revision had the effect of increasing both Net sales and Gross profit, with a corresponding increase in Selling and administrative expenses. These revisions did not impact Operating earnings, Earnings (loss) from continuing operations before income taxes, Net earnings, cash flows, or financial position for any period reported.

(2)	Results from continuing operations for the third quarter ended November 30, 2013 include net charges and costs of $4 before tax ($3 after tax, or $0.01 per diluted share), comprised of a multi-employer pension withdrawal charge of $3 before tax ($2 after tax, or $0.01 per diluted share) recorded in Gross profit, and asset impairment and other charges of $2 before tax ($2 after tax, or $0.01 per diluted share) and contract breakage and other costs of $1 before tax ($0 after tax, or $0.00 per diluted share), offset in part by a gain on sale of property of $1 before tax ($1 after tax, or $0.01 per diluted share) and a reduction of previously accrued severance costs of $1 before tax ($0 after tax, or $0.00 per diluted share) recorded in Selling and administrative expenses.

	Results from continuing operations for the third quarter ended December 1, 2012 included net charges and costs of $2 before tax ($1 after tax, or $0.00 per diluted share), comprised of store closure impairment charges of $10 before tax ($6 after tax, or $0.03 per diluted share), severance costs of $1 before tax ($1 after tax, or $0.00 per diluted share) and non-cash asset impairment and other charges of $1 before tax ($0 after tax, or $0.00 per diluted share), offset in part by a cash settlement received from credit card companies of $10 before tax ($6 after tax or, $0.03 per diluted share) recorded in Selling and administrative expenses.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In millions, except per share data)	Fiscal Year-to-Date		Fiscal Year-to-Date
	November 30, 2013		December 1, 2012
	(40 weeks)	% of Net sales	(40 weeks)	% of Net sales

Net sales(1)	$13,202	100.0%	$13,240	100.0%
Cost of sales	11,260	85.3%	11,461	86.6%
Gross profit(1)	1,942	14.7%	1,779	13.4%
Selling and administrative expenses(1)	1,643	12.4%	1,727	13.0%
Operating earnings	299	2.3%	52	0.4%
Interest expense, net	352	2.7%	211	1.6%
Loss from continuing operations before income taxes(2)	(53)	(0.4)%	(159)	(1.2)%
Income tax benefit	(19)	(0.1)%	(70)	(0.5)%
Net loss from continuing operations(2)	(34)	(0.3)%	(89)	(0.7)%
Income from discontinued operations, net of tax	190	1.4%	35	0.3%
Net earnings (loss)	$156	1.2%	$(54)	(0.4)%

Basic net earnings (loss) per share:
Net loss per share from continuing operations	$(0.13)		$(0.42)
Net earnings per share from discontinued operations	$0.75		$0.16
Net earnings (loss) per share	$0.61		$(0.26)

Diluted net earnings (loss) per share:
Net loss per share from continuing operations(2)	$(0.13)		$(0.42)
Net earnings per share from discontinued operations	$0.74		$0.16
Net earnings (loss) per share	$0.61		$(0.26)

Dividends declared per share	$-		$0.0875

Weighted average number of shares outstanding:
Basic	254		212
Diluted	257		212

(1)	During the second quarter of fiscal 2014, the Company revised its presentation of fees earned under its transition services agreements. The Company historically presented fees earned under its transition services agreements as a reduction of Selling and administrative expenses. The presentation of such fees earned has been revised and are now reflected as revenue, within Net sales of Corporate, for all periods. The revision had the effect of increasing both Net sales and Gross profit, with a corresponding increase in Selling and administrative expenses. These revisions did not impact Operating earnings, Loss from continuing operations before income taxes, Net earnings (loss), cash flows, or financial position for any period reported.

(2)	Results from continuing operations for the year-to-date ended November 30, 2013 include net costs and charges of $222 before tax ($136 after tax, or $0.53 per diluted share), comprised of charges for the write-off of non-cash unamortized financing costs and original issue discount acceleration of $98 before tax ($60 after tax, or $0.24 per diluted share) and debt refinancing costs of $71 before tax ($44 after tax, or $0.17 per diluted share) recorded in Interest expense, net, severance costs and accelerated stock-based compensation charges of $38 before tax ($24 after tax, or $0.09 per diluted share), non-cash asset impairment and other charges of $16 before tax ($11 after tax, or $0.04 per diluted share), a legal settlement charge of $5 before tax ($3 after tax, or $0.01 per diluted share) and contract breakage and other costs of $6 before tax ($2 after tax, or $0.01 per diluted share) recorded in Selling and administrative expenses, and multi-employer pension withdrawal charge of $3 before tax ($2 after tax, or $0.01 per diluted share) recorded in Gross profit, offset in part by a gain on sale of property of $15 before tax ($10 after tax, or $0.04 per diluted share) recorded in Selling and administrative expenses.

	Results from continuing operations for the year-to-date ended December 1, 2012 included net charges and costs of $60 before tax ($37 after tax, or $0.18 per diluted share), comprised of a non-cash charge for the write-off unamortized financing costs of $22 before tax ($14 after tax, or $0.07 per diluted share) recorded in Interest expense, net, and store closure impairment charges of $22 before tax ($13 after tax, or $0.06 per diluted share), non-cash asset impairment and other charges of $18 before tax ($11 after tax, or $0.05 per diluted share) and a multi-employer pension withdrawal liability and severance costs of $8 before tax ($5 after tax, or $0.03 per diluted share), offset in part by a cash settlement received from credit card companies of $10 before tax ($6 after tax or, $0.03 per diluted share) recorded in Selling and administrative expenses.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)

	Fiscal Quarter Ended	Fiscal Quarter Ended
	November 30, 2013	December 1, 2012
(In millions)	(12 weeks)	(12 weeks)

Net sales
Independent Business	$1,912	$1,986
% of total	47.7%	49.0%
Save-A-Lot	991	966
% of total	24.7%	23.9%
Retail Food	1,061	1,089
% of total	26.4%	26.9%
Corporate	48	10
% of total	1.2%	0.2%
Total net sales	$4,012	$4,051
	100.0%	100.0%

Operating earnings
Independent Business(1)	$53	$51
% of Independent Business sales	2.8%	2.6%
Save-A-Lot(2)	40	27
% of Save-A-Lot sales	4.1%	2.7%
Retail Food(3)	24	17
% of Retail Food sales	2.2%	1.5%
Corporate(4)	(12)	(65)
Total operating earnings	105	30
% of total net sales	2.6%	0.7%
Interest expense, net	52	63
Earnings (loss) from continuing operations before income taxes	53	(33)
Income tax provision (benefit)	21	(18)
Net earnings (loss) from continuing operations	32	(15)
(Loss) income from discontinued operations, net of tax	(1)	31
Net earnings	$31	$16

LIFO (credit) charge
Independent Business	$-	$-
Retail Food	(1)	1
Total LIFO (credit) charge	$(1)	$1

Depreciation and amortization
Independent Business	$11	$15
Save-A-Lot	15	15
Retail Food	41	55
Total depreciation and amortization	$67	$85

During the first quarter of fiscal 2014, the Company reclassified the segment presentation of certain corporate administrative expenses and related fees earned under the Company’s transition services agreements, pension and other postretirement plan expenses for inactive and corporate participants in the SUPERVALU Retirement Plan and certain other corporate costs to properly reflect the structure under which the Company is now managed. These changes primarily resulted in the recast of net expenses from Retail Food to Corporate for all periods presented and as previously reported in the Company’s Quarterly Report on Form 10-Q for the third quarter ended December 1, 2012. These changes did not revise or restate information previously reported in the Company's Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets, Consolidated Statements of Stockholders’ Equity or Condensed Consolidated Statements of Cash Flows for any period.

(1) Independent Business operating earnings for the third quarter ended November 30, 2013 include a multi-employer pension withdrawal charge of $3 and non-cash asset impairment charges of $2, offset in part by a gain on sale of property of $1. Independent Business operating earnings for the third quarter ended December 1, 2012 include severance costs of $1.

(2) Save-A-Lot operating earnings for the third quarter ended December 1, 2012 include charges for store closures of $10.

(3) Retail food operating earnings for the third quarter ended November 30, 2013 include a reduction of previously accrued severance costs of $1. Retail Food operating loss for the third quarter ended December 1, 2012 includes a cash settlement received from credit card companies of $10, offset in part by asset impairment and other charges of $1.

(4) Corporate operating earnings for the third quarter ended November 30, 2013 include contract breakage and other costs of $1.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)

	Fiscal Year-to-Date	Fiscal Year-to-Date
	November 30, 2013	December 1, 2012
(In millions)	(40 weeks)	(40 weeks)

Net sales
Independent Business	$6,215	$6,334
% of total	47.1%	47.8%
Save-A-Lot	3,229	3,226
% of total	24.4%	24.4%
Retail Food	3,564	3,647
% of total	27.0%	27.6%
Corporate	194	33
% of total	1.5%	0.2%
Total net sales	$13,202	$13,240
	100.0%	100.0%

Operating earnings
Independent Business(1)	$181	$171
% of Independent Business sales	2.9%	2.7%
Save-A-Lot(2)	124	103
% of Save-A-Lot sales	3.8%	3.2%
Retail Food(3)	56	21
% of Retail Food sales	1.6%	0.6%
Corporate(4)	(62)	(243)
Total operating earnings	299	52
% of total net sales	2.3%	0.4%
Interest expense, net(5)	352	211
Loss from continuing operations before income taxes	(53)	(159)
Income tax benefit	(19)	(70)
Net loss from continuing operations	(34)	(89)
Income from discontinued operations, net of tax	190	35
Net earnings (loss)	$156	$(54)

LIFO (credit) charge
Independent Business	$1	$1
Retail Food	(3)	4
Total LIFO (credit) charge	$(2)	$5

Depreciation and amortization
Independent Business	$40	$50
Save-A-Lot	50	52
Retail Food	145	181
Total depreciation and amortization	$235	$283

During the first quarter of fiscal 2014, the Company reclassified the segment presentation of certain corporate administrative expenses and related fees earned under the Company’s transition services agreements, pension and other postretirement plan expenses for inactive and corporate participants in the SUPERVALU Retirement Plan and certain other corporate costs to properly reflect the structure under which the Company is now managed. These changes primarily resulted in the recast of net expenses from Retail Food to Corporate for all periods presented and as previously reported in the Company’s Quarterly Report on Form 10-Q for the third quarter ended December 1, 2012. These changes did not revise or restate information previously reported in the Company's Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets, Consolidated Statements of Stockholders’ Equity or Condensed Consolidated Statements of Cash Flows for any period.

(1) Independent Business operating earnings for the fiscal year-to-date ended November 30, 2013 include severance costs of $13, a multi-employer pension withdrawal charge of $3, non-cash asset impairment of $2 and contract breakage and other costs of $1, offset in part by a gain on sale of property of $15. Independent Business operating earnings for the fiscal year-to-date ended December 1, 2012 include a severance charge of $1.

(2) Save-A-Lot operating earnings for the fiscal year-to-date ended November 30, 2013 include a legal settlement charge of $5, non-cash asset impairment charges of $3 and severance costs of $2. Save-A-Lot operating earnings for the fiscal year-to-date ended December 1, 2012 include charges for store closures of $22 and non-cash asset impairment charges of $4.

(3) Retail Food operating earnings for the fiscal year-to-date ended November 30, 2013 include non-cash asset impairment charges related to software projects abandoned during the period of $9, severance costs and accelerated stock-based compensation charges of $6 and contract breakage costs of $2. Retail Food operating earnings for the fiscal year-to-date ended December 1, 2012 include non-cash asset impairment and other charges of $14 and severance and multi-employer pension withdrawal costs of $4, offset in part by a cash settlement received from credit card companies of $10.

(4) Corporate operating loss for the fiscal year-to-date ended November 30, 2013 includes severance costs of $17, contract breakage and other costs of $3 and non-cash asset impairment charges of $2. Corporate operating loss for the fiscal year-to-date ended December 1, 2012 includes severance costs of $3.

(5) Interest expense, net for the fiscal year-to-date ended November 30, 2013 includes charges for the write-off of unamortized financing costs and original issue discount acceleration of $98 and debt refinancing costs of $71 related to the Company's March 2013 refinancing, the amendment to the $1,500 term loan and the $372 modified "Dutch Auction" tender offer for its senior secured notes due 2016. Interest expense, net for the fiscal year-to-date ended December 1, 2012 includes a non-cash charge for the write-off unamortized financing costs of $22 related to debt which was replaced as a result of debt refinancing.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)	November 30, 2013	February 23, 2013
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$72	$72
Receivables, net	537	466
Inventories, net	1,050	854
Other current assets	186	84
Current assets of discontinued operations	-	1,494
Total current assets	1,845	2,970
Property, plant and equipment, net	1,513	1,700
Goodwill	847	847
Intangible assets, net	45	51
Deferred tax assets	303	345
Other assets	158	144
Long-term assets of discontinued operations	-	4,977

Total assets	$4,711	$11,034

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$1,129	$1,089
Accrued vacation, compensation and benefits	198	275
Current maturities of long-term debt and capital lease obligations	59	74
Other current liabilities	187	211
Current liabilities of discontinued operations	-	2,701
Total current liabilities	1,573	4,350
Long-term debt and capital lease obligations	2,957	2,815
Pension and other postretirement benefit obligations	825	962
Long-term tax liabilities	126	308
Other long-term liabilities	213	223
Long-term liabilities of discontinued operations	-	3,791
Commitments and contingencies
Total stockholders' deficit	(983)	(1,415)

Total liabilities and stockholders’ deficit	$4,711	$11,034

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year-to-Date	Fiscal Year-to-Date
	November 30, 2013	December 1, 2012
(In millions)	(40 weeks)	(40 weeks)

Cash flows from operating activities
Net earnings (loss)	$156	$(54)
Income from discontinued operations, net of tax	190	35
Net loss from continuing operations	(34)	(89)
Adjustments to reconcile Net loss from continuing operations to Net cash used in operating activities - continuing operations:
Asset impairment and other charges	190	99
Net gain on sale of assets and exits of surplus properties	(19)	(6)
Depreciation and amortization	235	283
LIFO (credit) charge	(2)	5
Deferred income taxes	6	(12)
Stock-based compensation	18	11
Net pension and other postretirement benefits cost	61	77
Contributions to pension and other postretirement benefit plans	(122)	(94)
Other adjustments	26	10
Changes in operating assets and liabilities	(531)	(306)
Net cash used in operating activities - continuing operations	(172)	(22)
Net cash (used in) provided by operating activities - discontinued operations	(101)	379
Net cash (used in) provided by operating activities	(273)	357

Cash flows from investing activities
Proceeds from sale of assets	13	10
Purchases of property, plant and equipment	(64)	(204)
Other	9	2
Net cash used in investing activities - continuing operations	(42)	(192)
Net cash provided by (used in) investing activities - discontinued operations	127	(168)
Net cash provided by (used in) investing activities	85	(360)

Cash flows from financing activities
Proceeds from issuance of debt	2,098	1,713
Proceeds from sale of common stock	176	-
Payments of debt and capital lease obligations	(1,980)	(1,573)
Payments of debt financing costs	(147)	(59)
Dividends paid	-	(37)
Other	-	(2)
Net cash provided by financing activities - continuing operations	147	42
Net cash used in financing activities - discontinued operations	(36)	(36)
Net cash provided by financing activities	111	6
Net (decrease) increase in cash and cash equivalents	(77)	3
Cash and cash equivalents at beginning of period	149	157
Cash and cash equivalents at the end of period	$72	$160
Less cash and cash equivalents of discontinued operations at end of period	$-	$90
Cash and cash equivalents of continuing operations at end of period	$72	$70

SUPPLEMENTAL CASH FLOW INFORMATION
The Company’s non-cash activities were as follows:
Capital lease asset additions and related obligations	$2	$12
Purchases of property, plant and equipment included in Accounts payable	$13	$11
Interest and income taxes paid:
Interest paid (net of amounts capitalized)	$181	$208
Income taxes paid (net of refunds)	$117	$9

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

SUPERVALU INC.'s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). The measures and items identified below are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures reflected below exclude certain items that are occasionally recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. SUPERVALU utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with SUPERVALU INC.'s financial results reported in accordance with GAAP, as reported in SUPERVALU's Quarterly Reports on Form 10-Q, Annual Report on Form 10-K for the fiscal year ended February 23, 2013 and Current Report on Form 8-K filed September 6, 2013.

TABLE 1: THIRD QUARTER FISCAL 2014 RECONCILIATION OF EARNINGS FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

	Fiscal Quarter Ended November 30, 2013
(In millions, except per share data)	Before Tax	After Tax	Diluted Earnings Per Share

Earnings from continuing operations	$53	$32	$0.12
Adjustments:
Multi-employer pension withdrawal charge	3	2	0.01
Asset impairment and other charges	2	2	0.01
Contract breakage and other costs	1	-	-
Severance	(1)	-	-
Gain on sale of property	(1)	(1)	(0.01)

Earnings from continuing operations after adjustments	$57	$35	$0.13

TABLE 2: FISCAL 2014 YEAR-TO-DATE RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

	Fiscal Year-to-date Ended November 30, 2013
(In millions, except per share data)	Before Tax	After Tax	Diluted Earnings Per Share

Loss from continuing operations	$(53)	$(34)	$(0.13)
Adjustments:
Unamortized financing cost charges and original issue discount acceleration	98	60	0.24
Debt refinancing costs	71	44	0.17
Severance costs and accelerated stock-based compensation charges	38	24	0.09
Asset impairment and other charges	16	11	0.04
Legal settlement charge	5	3	0.01
Contract breakage and other costs	6	2	0.01
Multi-employer pension withdrawal charge	3	2	0.01
Gain on sale of property	(15)	(10)	(0.04)

Earnings from continuing operations after adjustments	$169	$102	$0.40

TABLE 3: THIRD QUARTER FISCAL 2013 RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS TO LOSS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

	Fiscal Quarter Ended December 1, 2012
(In millions, except per share data)	Before Tax	After Tax	Diluted Earnings Per Share

Loss from continuing operations	$(33)	$(15)	$(0.07)
Adjustments:
Store closure impairment charges	10	6	0.03
Severance costs	1	1	-
Asset impairment and other charges	1	-	-
Cash settlement received from credit card companies	(10)	(6)	(0.03)

Loss from continuing operations after adjustments	$(31)	$(14)	$(0.07)

TABLE 4: FISCAL 2013 YEAR-TO-DATE RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS TO LOSS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

	Fiscal Year-to-date Ended December 1, 2012
(In millions, except per share data)	Before Tax	After Tax	Diluted Earnings Per Share

Loss from continuing operations	$(159)	$(89)	$(0.42)
Adjustments:
Unamortized financing cost charge	22	14	0.07
Store closure impairment charges	22	13	0.06
Asset impairment and other charges	18	11	0.05
Multi-employer pension withdrawal charge and severance costs	8	5	0.03
Cash settlement received from credit card companies	(10)	(6)	(0.03)

Loss from continuing operations after adjustments	$(99)	$(52)	$(0.24)

TABLE 5: RECONCILIATION OF OPERATING EARNINGS (LOSS) FROM CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION AS REPORTED TO SUPPLEMENTALLY PROVIDED ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA

	Fiscal Quarter Ended	Fiscal Quarter Ended	Fiscal Year-to-Date	Fiscal Year-to-Date
	November 30, 2013	December 1, 2012	November 30, 2013	December 1, 2012
(In millions)	(12 weeks)	(12 weeks)	(40 weeks)	(40 weeks)

Independent Business operating earnings, as reported	$53	$51	$181	$171
Adjustments:
Severance costs and accelerated stock-based compensation charges	-	1	13	1
Asset impairment and other charges	2	-	2	-
Multi-employer pension withdrawal charge	3	-	3	-
Contract breakage and other costs	-	-	1	-
Gain on sale of property	(1)	-	(15)	-
Independent Business operating earnings, as adjusted	57	52	185	172
Independent Business depreciation and amortization	11	15	40	50
LIFO charge	-	-	1	1
Independent Business adjusted EBITDA(1)	$68	$67	$226	$223

Save-A-Lot operating earnings, as reported	$40	$27	$124	$103
Adjustments:
Severance costs	-	-	2	-
Store closure impairment charges	-	10	-	22
Asset impairment and other charges	-	-	3	4
Legal settlement charge	-	-	5	-
Save-A-Lot operating earnings, as adjusted	40	37	134	129
Save-A-Lot depreciation and amortization	15	15	50	52
Save-A-Lot adjusted EBITDA(1)	$55	$52	$184	$181

Retail Food operating earnings (loss), as reported	$24	$17	$56	$21
Adjustments:
Severance and accelerated stock-based compensation charges	(1)	-	6	-
Asset impairment and other charges	-	1	9	14
Multi-employer pension withdrawal charge	-	-	-	4
Contract breakage and other costs	-	-	2	-
Cash settlement received from credit card companies	-	(10)	-	(10)
Retail Food operating earnings, as adjusted	23	8	73	29
Retail Food depreciation and amortization	41	55	145	181
LIFO (credit) charge	(1)	1	(3)	4
Retail Food adjusted EBITDA(1)	$63	$64	$215	$214

Corporate operating loss, as reported	$(12)	$(65)	$(62)	$(243)
Adjustments:
Severance costs and accelerated stock-based compensation charges	-	-	17	3
Contract breakage and other costs	1	-	3	-
Asset impairment and other charges	-	-	2	-
Corporate operating loss, as adjusted	(11)	(65)	(40)	(240)
Corporate depreciation and amortization	-	-	-	-
Corporate adjusted EBITDA(1)	$(11)	$(65)	$(40)	$(240)

Total adjusted EBITDA(1)	$175	$118	$585	$378

Pro forma adjustment:
Incremental administrative expense reimbursements(2)	-	35	11	116

Total pro forma adjusted EBITDA(1)(2)	$175	$153	$596	$494

(1) The Company's measure of adjusted EBITDA includes SUPERVALU INC.'s segment operating earnings (loss), as reported, plus depreciation and amortization, LIFO (credit) charge and any unusual items.

(2) Incremental administrative expense reimbursements represents additional fees that the Company would have received under the Transition Services Agreements between SUPERVALU INC. and New Albertson's, Inc. ("NAI") and between SUPERVALU INC. and Albertson's LLC ("ABS") entered into in connection with the sale of the NAI retail banners to AB Acquisition, LLC (the "NAI TSA") on March 21, 2013 (the "NAI Banner Sale"), net of the fees recognized under the previous agreement between SUPERVALU INC. and ABS, which was terminated on the closing of the NAI Banner Sale. The NAI TSA provides NAI and ABS with certain administrative and other services following the closing of the NAI Banner Sale for an initial term of two and a half years following the sale and is subject to certain adjustments under the terms of the agreement, such as a decrease in the number of stores and distribution centers operated by NAI and ABS. Upon commencement of discontinued operations presentation in accordance with GAAP, SUPERVALU INC. retained certain administrative functions for which SUPERVALU INC. agreed to provide transitional services to NAI similar to those previously provided to ABS. This pro forma adjustment is intended to provide investors an understanding as to the effects of administrative expenses reported by SUPERVALU INC. under discontinued operations presentation in accordance with GAAP, which subsequent to the NAI Banner Sale are covered under the NAI TSA. This pro forma adjustment is directly attributable to the NAI Banner Sale and the presentation of reporting thereon, is derived from the terms of the NAI TSA, and will have a continuing impact on SUPERVALU INC.'s results.

CONTACT:
SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com